ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT ("Agreement") is entered into by and among NEOSURG TECHNOLOGIES, INC., LTD. ("Customer"), FIRST COMMUNITY BANK ("Bank") and Investors Trading Corp. d/b/a Oxford Financial Group ("Oxford").

     WHEREAS, the Customer is in the process of effecting a public offering of its shares common stock (the "Shares") under which Oxford will be soliciting subscription funds in the form of cash, check, or other immediately available funds (the "Escrowed Funds") from Investors at a price of $6.75 per share (the "Offering") in the offering; and

     WHEREAS, on September _____, 2000, the Securities and Exchange Commission declared effective the Customer's Registration Statement on Form SB-2 for the purpose of registering for sale under the Securities Act of 1933, as amended, 592,592 shares (the "Minimum Number of Shares") to 2,400,000 shares of its common stock in the Offering;

     WHEREAS, the subscription period for the Offering will expire at 4:00 p.m., C.S.T. on December 31, 2000, subject to the Customer's right to extend the subscription period without notice until March 31, 2001, or terminate the Offering at any time (the "Expiration Date") and subject further to the right of Oxford, in its sole discretion, to permit Investors to submit irrevocable orders together with legally binding commitments for payment for Shares of for which they subscribe at any time prior to the Expiration Date with payment to be received at any time prior to 24 hours before completion of the Offering (the "Closing"); and

     WHEREAS, the Customer and Oxford desire that such funds be deposited at the Bank in an interest bearing escrow account for safekeeping pending the results of the offering of the Shares; and

     WHEREAS, the parties desire to enter into certain agreements regarding said escrow account;

     NOW, THEREFORE, for Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1.     Appointment,  Acceptance,  and  Compensation
            --------------------------------------------

     (a) The Customer and Oxford hereby appoint the Bank, a state banking association, as its escrow agent under this Agreement and the Bank hereby accepts such appointment. This Agreement will govern the relationship between the Bank, Oxford and the Customer with respect to the Escrowed Funds (as defined in Section 3 below).

     (b) The Bank shall receive no compensation for its services hereunder. However, the Bank shall be reimbursed for all out-of-pocket expenses, including, but not limited to, reasonable attorney's fees, incurred in connection with the services rendered by the Bank pursuant to this Agreement. Customer shall pay all expenses of the Bank under this Agreement directly, and none of such expenses shall be charged against or paid from the Escrowed Funds.

     2.     Establishment  of  Escrow  Account.  The  Bank  shall  establish  a
            ----------------------------------
bank account under the name "NeoSurg Technologies, Inc., Escrow Account" (the "Escrow Account"). The Escrow Account shall be separate from any account of the Customer. The Escrow Account shall bear interest at the prevailing rate. Oxford will instruct Investors to make checks for subscriptions payable to the order of or wire transfer funds directly to Oxford which shall promptly transmit such funds to the Escrow Agent for deposit into the Escrow Account in accordance with the provisions of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended.

     3.     Deposits to Escrow Account.  The Customer and Oxford may, from  time
            --------------------------
to time, deliver, or cause to be delivered, to the Bank, for deposit into the Escrow Account, funds received from Investors. Such funds may be delivered by check or other instrument, or may be effected by wire transfer. Funds shall be drawn on domestic branches of United States banks, shall be payable in United States dollars, and shall be made payable to the order of "NeoSurg Technologies, Inc., Escrow Account." All funds delivered by the Customer or Oxford to the


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Bank,  when  cleared and collected, shall be referred to herein as the "Escrowed
Funds." The Bank is hereby authorized, on behalf of the Customer, to endorse and forward for presentment and collection all checks received on account of subscriptions for Shares. If, after the receipt and deposit by the Bank of any check tendered in connection with any subscription, such check shall be returned as uncollectible, the Bank shall immediately return such check to Oxford for disposition.

     The Customer will deposit or cause to be deposited with the Escrow Agent all proceeds from the sale of the Shares received from Investors, accompanied by executed Order Forms and Certifications in the form attached hereto as Exhibit "A" and "B." The Escrow Agent shall (i) make copies of all subscription checks, Order Forms and Certificates received by it, (ii) promptly deposit such checks for collection in the Escrow Account to be maintained hereunder, (iii) retain a copy of each Order Form and Certificate for its records and (iv) promptly forward to the Customer and Oxford a copy of each such check and the executed original of each such Order Form and Certificate if received. The Escrow Agent shall promptly notify the Customer and Oxford of any subscription received without accompanying subscription documents or where the subscription does not exactly match the subscription document ("Unidentified Subscriptions"). Any Unidentified Subscriptions and accompanying documents not identified in writing by the Customer or Oxford within three (3) business days of such notification shall be returned by the Escrow Agent to the Investor. All Unidentified Contributions that are subsequently identified shall be immediately deposited into escrow.

     Based upon information set forth in the Order Forms delivered hereunder, the Escrow Agent shall maintain a written record of names and addresses of the Investors, the amount of the Shares subscribed for by each Investor and the amounts received from each Investor

     4.     Safekeeping  of Funds.  The Bank shall hold all funds  deposited  in
            ---------------------
the Escrow Account in safekeeping until (i) the release of the Escrowed Funds to Customer pursuant to Section 5 below, or (ii) the return of the Escrowed Funds to the Investors pursuant to Sections 7 and 8 below. Additionally, the Bank will:

     (a) allow the administrators of the states listed in Schedule A the right to inspect and make copies of the records of the Bank at any reasonable time wherever the records are located;

     (b) notify the administrators of such states in writing upon the release of the Escrowed Funds pursuant to Sections 5 and 8 below;

     (c) release and return the Escrowed Funds to the Investors with interest and without any deductions for expenses, including expenses of the Bank, in the event that the subscriptions for the Shares are insufficient to meet the minimum offering amount within the time specified in this Agreement

     5.     Escrow Release The Escrow Agent shall notify the Customer and Oxford
            --------------
at such time as it has received, in payment for the Shares, cash and subscriptions aggregating $4,000,000 (the "Target Amount").

     (a) At such time as the conditions for the release of the Escrowed Funds shall have been met, as described in Section (b) below (the "Escrow Release"), the Bank shall immediately release and deliver the Escrowed Funds to Customer.

     (b) As a condition to the release of the Escrowed Funds to Customer, (i) the total amount of the Escrowed Funds must equal or exceed the Target Amount; and (ii) Customer must provide the Bank with (A) a certificate, executed by the Customer under penalties of perjury, that it has received subscriptions for the Minimum Number of Shares and (B) written Disbursement Instructions outlined in 5(c) below from the Customer and Oxford.

     (c) Each Disbursement Instruction shall be signed by two officers of the Customer and Oxford and shall contain the following information: (i) a reference to this Agreement, (ii) the identity of the person to whom a disbursement of Escrow Funds is to be made, (iii) the amount of Escrow Funds to be disbursed (including the interest thereon),
            (iv) instructions as to the form or method and destination of the disbursement (e.g., cashier's, wire transfer instructions) and (v) a summary statement of the event or condition which has occasioned the delivery of the Disbursement Instruction.


                                        2
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     6.     Additional  Deposits.  After  the Target Amount of cleared funds has
            --------------------
been received, the Escrow Agent shall continue collecting Investor's funds, pursuant to the procedure set forth above, until jointly notified by the Customer and Oxford to either disburse such funds to the Customer or return the Investors' amounts exceeding the Target Amount to such Investors presenting funds over the Target Amount, with interest accrued thereon. The Escrow Agent shall immediately disburse such funds to the Customer from time to time upon written joint notification from the Customer and Oxford that such subscriptions have been accepted by the Customer.

     7.     Rejected  Subscriptions.  In the event that the Customer rejects any
            -----------------------
subscription for any reason, the Bank shall, upon receipt of written instructions from the Customer, return and deliver the Escrowed Funds attributable thereto, with interest, if any, and without deduction, to the Investor from whom the Escrowed Funds were received at the address provided to the Bank by the Customer. Such funds shall be returned by certified mail, return receipt requested, and the Bank may complete the return receipt to such certified mail so that such receipts are returned to the Customer.

     8.     Failure to Achieve Escrow Release.  In the event that Escrow Release
            ---------------------------------
does not occur on or before ________________, 2001, the Bank shall promptly, deliver to each Investor, at the addresses provided by the Customer to the Bank, the Escrowed Funds held on behalf of each Investor.

     9.     Ownership of Funds.  The Bank does hereby acknowledge and agree that
            ------------------
all Escrowed Funds held in the Escrow Account shall, until disbursed to Customer in accordance with the provisions of this Agreement, be held for the benefit of each Investor and each Investor shall be considered the owner of its respective Escrowed Funds for all purposes.

     10.     Successor  Escrow Agents.  The Bank, or any successor escrow agent,
             ------------------------
may resign from its duties under this Agreement at any time by giving notice in writing to the Customer and Oxford and shall be discharged from its duties under this Agreement on the first to occur of the appointment of a successor escrow agent as provided in this Section, or the expiration of thirty (30) calendar days after such notice is given, and may be discharged from its duties under this Agreement upon receipt from the Customer and Oxford of five (5) days prior written notice of such discharge. In the event of any resignation or discharge of the Bank, a successor escrow agent shall be appointed, which shall be acceptable to Oxford and the Customer. A successor escrow agent shall be selected from among those state or national banks possessing trust powers whose principal office is located in the United States of America. Any successor escrow agent shall deliver to the Customer, Oxford and the Bank a written instrument accepting appointment under this Agreement, and thereupon it shall succeed to all of the rights and duties of the Bank hereunder, and shall be entitled to receive the Escrowed Funds. Upon the resignation or discharge of the Bank, the Bank shall deliver all Escrowed Funds in its possession pursuant to the terms of this Agreement to such person or persons as the Customer and Oxford shall jointly designate in writing.

     11.     Rights,  Privileges,  Immunities  and  Liabilities of the Bank: The
             --------------------------------------------------------------
following shall govern the rights, privileges, immunities and liabilities of the
Bank:

     (a)     Not  Party to Other Agreements.  The Bank is not a party to, and is
             ------------------------------
             not bound by, any agreements involving the Customer or Oxford other than this Agreement.

     (b)     Indemnification.  In  the  event  the  Bank becomes involved in any
             ---------------
             suit, litigation, or other investigative or legal proceeding in connection with this Agreement, the Escrowed Funds, or any matter related thereto, the Customer agrees to indemnify and save the Bank and Oxford harmless from all loss, costs, damage, expense, liability, and attorney's fees suffered or incurred by the Bank or Oxford as a result thereof, except any such loss, cost, damage, expense, liability, or attorney's fees that arise as a result, directly or indirectly, of the Bank's gross negligence or willful misconduct.


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
     (c)     Acting on Notices.  The Bank shall have no responsibility  for  the
             -----------------
             genuineness or validity of any document or other item deposited with it, and shall be protected in acting in accordance with any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney, or other document or instrument that the Bank, in good faith, believes to be genuine and signed by the proper parties.

     (d)     Standard of Care.  The  Bank  shall not be liable for anything that
             ----------------
             it may do or refrain from doing in connection herewith provided that it acts in good faith.

     (e)     Consultation with Counsel.  The Bank may consult with legal counsel
             -------------------------
             in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

     (f)     Discharge  of  Obligations.  The  Bank,  having  transferred  the
             --------------------------
             Escrowed Funds to the Customer or the Investors in accordance with The provisions of this Agreement, shall be discharged from any further obligations hereunder.

     12.     Notices.  All  notices  and other communications hereunder shall be
             -------
in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified or registered, postage prepaid, return receipt requested, addressed to the party for whom they are intended at the following addresses:

     A.     If  to  Bank:              1020  Bay  Area  Blvd.
                                       Houston,  Texas  77058
                                       Attention:  Michael L. Cornett, President

     B.     If  to  Customer:          17300  El  Camino  Real,  Suite  110
                                       Houston,  Texas  77058

     C.     If  to  Oxford             3316  Westhills  Drive
                                       Austin,  Texas  78704

Such  names  and  addresses  may  be  changed  by  written  notice.

     13.     Entire  Agreement  and  Amendments.  This  Agreement  contains  the
             ----------------------------------
entire understanding of the parties hereto with respect to the subject matter contained herein and may be amended or terminated (except as expressly provided herein) only by a written instrument executed by all parties, or their respective successors or assigns. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth herein.

     14.     Headings.  The  section  and  paragraph  headings contained in this
             --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.     Applicable  Law.  This Agreement shall be construed and enforced in
             ---------------
accordance with the laws of the state of Texas without regard to its conflict of law rules.

     16.     Parties  in Interest.  This Agreement shall inure to the benefit of
             --------------------
and be binding upon the Bank, the Customer, Oxford, the Investors, and their successors and assigns.

     17.     Provisions Severable.  If any one or more covenants, agreements, or
             --------------------
provisions herein shall be held for any reason whatsoever invalid or unenforceable, then such covenants, agreements, or provisions shall be null and void and shall be deemed severable from the remainder of this Agreement and in no way affect the validity of any such remainder.


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
     18.     Number and Gender.  Whenever required by the context, any reference
             -----------------
herein to the singular shall include the plural, any reference to the plural shall include the singular, and the gender of any pronoun shall mean and include the appropriate gender, whether masculine, feminine, or neuter.

     19.     Counterparts.  This  Agreement  may  be  executed simultaneously in
             ------------
multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     20.     Taxpayer Information.  Prior to any investment of Escrow Funds, the
             --------------------
Customer shall provide the Escrow Agent with written certification of its taxpayer identification number, and in any event, with appropriate W-8 or W-9 forms within 30 days from the date hereof. Failure to provide such information and forms may result in a penalty and require the Escrow Agent to withhold tax on any interest payable hereunder.

EXECUTED  this  the ___ day  of _______,  2000.

                                              NEOSURG  TECHNOLOGIES,  INC.


                                              BY:  /s/  Peter  T.  O'Heeron
                                                 -------------------------------
                                                 PETER  T.  O'HEERON, President


                                              FIRST  COMMUNITY  BANK


                                              BY:  /s/  Michael  L.  Cornett
                                                 -------------------------------
                                                 MICHAEL L. CORNETT, President

                                              INVESTORS TRADING CORP., d/b/a
                                              OXFORD  FINANCIAL  GROUP


                                              BY:  /s/  Michael  Hale
                                                 -------------------------------
                                                 MICHAEL  HALE,  President


                                        5
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